                                                                   EXHIBIT 10.16
                                                                  EXECUTION COPY
                                                                  --------------



                      FINANCING INQUIRY REFERRAL AGREEMENT


        This FINANCING INQUIRY REFERRAL AGREEMENT ("Agreement"), dated as of October 25, 1996, between Chase Manhattan Automotive Finance Corporation, a Delaware corporation ("CAF"), with its principal place of business at 900 Stewart Avenue, Garden City, New York 11530, on the one hand, and Auto-By-Tel Acceptance Corporation ("ABTAC"), a Delaware corporation, with its principal place of business at 18722 MacArthur Blvd., Irvine, CA 92612 and Auto-By-Tel, Inc. ("ABT"), a Delaware corporation, located at 18722 MacArthur Blvd., Irvine, CA 92612, as guarantor of the obligations of ABTAC under this Agreement, (in such capacity, the "Guarantor").

                              W I T N E S S E T H

        WHEREAS, ABTAC is in the business of, among other things identifying persons interested in arranging financing for the purchase or lease of new and used Vehicles and trucks ("Vehicles") who visit the ABT Internet website and purchase a new Vehicle ("Customers") and CAF and Chase Manhattan Bank U.S.A., N.A. (hereinafter referred to collectively in the singular as "CAF") is in the business of extending financing to certain persons for the purchase and lease of Vehicles; and

        WHEREAS, ABTAC desires to refer such Customers to CAF, and CAF desires to purchase from Dealers (as defined herein) retail installment sale contracts originated by such Dealers to finance the purchase of new motor Vehicles only (excluding recreational vehicles) (such transactions, "RFTs") and to pay marketing fees in connection with RFTs purchased by CAF as a result of ABTAC's referrals;

        NOW THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, ABTAC and CAF agree as follows:


SECTION 1.   FINANCING PROGRAM

             (a) ABTAC shall cause to be included on the ABT Website an application for credit containing requests for the information designated by CAF as set forth on Exhibit A hereto (the "Application"). The Application shall request the information specified by CAF and shall be in a form reasonably satisfactory to CAF. CAF may request changes from time to time in the information solicited by the Application and, provided the requests are made

[*] Confidential Treatment has been requested for certain portions of this exhibit.

in writing and with reasonable notice, ABTAC shall use its best efforts to promptly accommodate such requests; provided, however, that CAF shall use its
                                    --------  -------
best efforts not to request changes to the information requested by, or form of, the Application (unless such changes are required by law) more often than once in any three-month period; provided, further, if such changes are required by
                           --------  -------
law, and CAF gives ABTAC 30 days notice, ABTAC shall honor such requested change within such thirty (30) day period.

          (b) Unless it already has done so, CAF will enter into its standard dealer agreement ("Closing Agreement") with each seller of Vehicles in the United States and the District of Columbia (the "Territory") who has executed an on-line purchase referral agreement with ABT (each, a "Dealer," and together the "Dealers"). The Closing Agreement shall contain customary terms no less favorable to the Dealers than CAF's customary agreements in use with its other financing programs and shall govern the terms upon which the Dealer and CAF will close vehicle financing transactions referred through this Agreement. Upon execution of a Closing Agreement, CAF shall assign such Dealer an identifying number (the "Dealer ID") and inform ABTAC of such number. CAF may terminate its relationship with any Dealer at any time for any reason, subject to the terms and conditions of its Closing Agreement with such Dealer. CAF shall notify ABT if it terminates any such Dealer under the provisions of its Closing Agreement with such Dealer. Notwithstanding the foregoing, CAF shall not be obligated to enter into a Closing Agreement or otherwise do business with any Dealer which CAF has determined it will not do any business.

          (c) Except as specified to the contrary in this Agreement, ABTAC (i) shall not be a party to, (ii) shall not have any obligations with respect to, and (iii) shall be held harmless by each Dealer and CAF with respect to any losses or liabilities arising from or in connection with, the Closing Agreements. If for any reason the Closing Agreement between a Dealer and CAF is terminated, then CAF shall be under no obligation to approve any Application received from Customers of such Dealer.

          (d) CAF agrees to offer a buy-rate for each approved Customer credit application at terms no less favorable than those offered to the applicable Dealer by CAF. For each Customer credit application approved, CAF agrees to inform ABTAC of the buy-rate offered to the applicable Dealer for RFTs. On a monthly basis, the buy rate for RFTs purchased from Dealers by CAF that month shall average no higher than [*] (the "Base Range"). CAF may, upon 90 days written notice (a "Base Range Notice") to ABTAC, raise the Base Range.

                Subject to the ability of CAF to handle the systems issues involved, as reasonably determined by CAF, and pursuant to a methodology to be agreed upon by CAF and ABTAC, from time to time, upon ten (10) business days written request from ABTAC, CAF shall raise the buy rate offered on RFTs, up to a limit [*] over the life of the term of this Agreement, which raise shall be paid to ABTAC in the form of an increase in the fees paid to ABTAC by CAF pursuant to Section 6. Such increase in fees shall be determined by reference to the present value of such rate raise determined in accordance with the

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

assumptions employed by CAF for its valuation of excess spread on the portion of the excess spread CAF retains on such loan.

          (e) For so long as the "Exclusivity Conditions" (as defined below) are met, CAF shall not enter into any agreement or arrangement similar to this Agreement with any other Internet automobile buying, purchase assistance, or automotive pricing information program or service, whereby the Internet program or service provider receives or solicits credit information from its customers to finance the purchase of new motor vehicles only (excluding recreational vehicles), forwards that information for credit review to CAF and CAF purchases that customer's retail installment sales contract originated by an automobile dealer that has executed an on-line purchase or financing referral agreement or similar agreement with the Internet program or service provider; provided,
                                                                 --------
however, that (i) CAF's rights to and/or use of IBM's Auto Loan Exchange System
-------
for indirect dealer financing shall not violate the provisions of this Section 1(e); and (ii) CAF, any affiliate of CAF or any person controlled by or under common control with CAF may, after the date hereof, acquire control (through merger, acquisition, consolidation or purchase of all or substantially all of the assets) of any corporation or other entity (other than a corporation or entity which has as its primary line of business services substantially similar to ABT and ABTAC) which at the time of such acquisition is engaged in a business or service substantially similar to that contemplated by this Agreement, so that such corporation or entity (including the surviving or continuing entity in any acquisition effective on a merger, consolidation or purchase of assets) shall not violate the provisions of this Section 1(e). CAF shall not use or participate in the use of the ABTAC Marks (as defined in Schedule 2) in conjunction with the offering or making of any automobile finance product or product related thereto on the Internet.

        For purposes of this Agreement, the term "Exclusivity Conditions" shall mean the occurrence of the following two conditions:

        (i) ABTAC forwards to CAF not less than 51% of the Applications for RFTs ABTAC receives from Customers who qualify for financing from or through ABTAC within the Base Range; and

        (ii) Of the Applications received by CAF from ABTAC, not less than 30% result in an RFT purchased from a Dealer.

        (f) From time to time, ABTAC shall forward to CAF Applications received from Customers. CAF shall review each forwarded Application and, if such Application does not represent a credit which CAF will approve within the Base Range, CAF shall so inform ABTAC and ABTAC may forward such Application to another financing source.

        (g) ABTAC will be responsible for informing Dealers of the nature of CAF's financing program. ABTAC will provide CAF with a list of the Dealers with addresses

[*] Confidential Treatment Requested
so that CAF may forward Closing Agreements to them for signature. CAF shall provide ABTAC with a copy of the form of Closing Agreement.

          (h) ABTAC shall comply at all times with the provisions of the federal Fair Credit Reporting Act and the Equal Credit Opportunity Act as well as the so-called "fair lending" laws, in each case pertaining to the performance of its obligations under this Agreement: including but not limited to the following:

                {A} ABTAC will not submit any Application or credit information to CAF with respect to applicants if ABTAC has any knowledge that such Application, credit information or applicant is fraudulent, or that the Application or credit information contains information which ABTAC knows is untrue; and

                {B} ABTAC will, on its Website, advise each applicant that his/her Application may be submitted to Chase Manhattan Bank USA, N.A., 802 Delaware Avenue, Wilmington DE 19801, or such other address as CAF may specify from time to time.

SECTION 2.   RECEIPT AND TRANSMISSION OF APPLICANT INFORMATION

          (a) Subject to the provisions of Section 1 (f), ABTAC will transmit each completed Application to CAF by telephone, telefax, e-mail, or other electronic or agreed upon means. When transmitting an Application to CAF, ABTAC will also designate the Dealer that is to be notified of the credit decision.

          (b) ABTAC will not use any such information in any manner which violates applicable law in effect from time to time.

SECTION 3.   UNDERWRITING

          (a) Upon receipt, CAF will review each Application in accordance with its underwriting criteria in effect from time to time. ABTAC acknowledges that CAF has sole discretion in determining whether or not to approve an Application, which discretion CAF agrees to exercise in a manner consistent with its company-wide or market-wide underwriting procedures, as the case may be. CAF shall inform ABTAC whether an Applicant has been approved, conditionally approved or denied, but shall not reveal the reasons it has denied any Application.

          (b) CAF will complete its review of no less than 50% of the Applications within the two (2) business hours after electronic receipt of the Application and a further 80% of the Applications within four (4) business hours of such time. Compliance with these performance standards shall be measured on a monthly basis. If CAF fails to comply with

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

these performance standards, ABTAC's sole remedy shall be to terminate this Agreement pursuant to Section 9(b). CAF's business hours will be 8:00 a.m. to 9:00 p.m. Eastern Time, each day of the year, except for those days banks located in New York are required to close. Subject to the mutual agreement of the parties, the parties shall review the foregoing business hours and expand same if justified economically by business volume.

            (c) CAF reserves the sole right and power to change the Underwriting Criteria in accordance with sound lending practices consistent with CAF's normal business practices and subject to applicable law, and further to suspend, restrict or modify the purchase of RFTs from Dealers in any portion of the Territory for any reason. CAF shall provide ABTAC with advance written notice, given as early as practicable, of any actions under this clause (c) it plans to implement. Any such actions shall be taken in good faith and only if consistent with actions taken by CAF on a company-wide basis.


SECTION 4.  COMMUNICATION OF CREDIT DECISIONS

            At the completion of underwriting, subject to the time-frames set forth in Paragraph 3(b) of this Agreement, CAF will notify ABTAC, [via E-MAIL] or such other method as agreed upon by the parties from time to time, of CAF's credit decision, and ABTAC shall use its best efforts to promptly notify the Dealer and the Applicant on behalf of the Dealer and CAF of CAF's credit decision, and in any event shall notify no less than 80% of such Dealers and Applicants within two business hours. If CAF declines a request for credit, CAF will send to the Applicant any and all notices required pursuant to federal or applicable state law or regulation including, but not limited to, those required under the federal Equal Credit Opportunity Act and Federal Reserve Regulation B. CAF shall not provide Applications received from ABTAC which do not result in an RFT purchase from a Dealer to any other financing source, including without limitation, ProCredit Corp.

SECTION 5.  CLOSING AND FUNDING

            CAF and the Dealer shall use its best efforts to close approved financing within 24 business hours after receipt from the Dealer of all properly completed and required documentation pursuant to the terms of the Closing Agreements. CAF will remit the proceeds of each purchased RFT to the related Dealer in a timely manner.

[*] Confidential Treatment Requested

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

SECTION 6.  COMPENSATION

            (a) During the term of this Agreement, CAF shall pay ABTAC a service fee, in the amounts determined by reference to Exhibit A, and during the term of this Agreement, CAF shall pay to each Dealer a service fee, in the amounts determined by reference to Exhibit A and further subject to the terms of the Closing Agreement for each RFT purchased under the terms of this Agreement. The payment to ABTAC shall be made on the business day following any funding and the payment to Dealer shall be made in accordance with the terms of the applicable Closing Agreement. Dealer may markup CAF's buy rate, up to a maximum of [*] subject to the terms of the Closing Agreement and any applicable agreement between the Dealer and ABTAC, which shall be provided to CAF. Dealers will earn reserves in accordance with CAF's standard practices in connection with any such mark up, subject to the terms of the Closing Agreement.

            (b) ABTAC may appoint public accountants of its choice no more than once during any 12 month period, and at its sole expense, for the purpose of auditing CAF's compliance with the compensation provisions specified in Section 6 of this Agreement and CAF agrees to grant such accountants access, during normal business hours and upon reasonable notice, to all records necessary to determine the compliance of CAF with the compensation provisions of Section 6 of this Agreement. If the results of such audit reveal a discrepancy between the amounts paid by CAF hereunder and the amounts which should have been paid hereunder, then the appropriate payments shall be made (i) if to ABTAC, immediately, and (ii) if to CAF, by the withholding of [*] of such amount from the payments to be made to ABTAC over the succeeding six months with any balance due hereunder payable on the 180th day notwithstanding any termination of this Agreement. If the discrepancy is in ABTAC's favor and exceeds [*] then CAF shall reimburse ABTAC for the full cost of the audit.


SECTION 7.  REPORTS

            (a) Each business day, via facsimile or such other method as agreed upon by the parties from time to time, CAF will send to ABTAC a report identifying each RFT to an Applicant, sorted by Dealer ID, that was purchased from a Dealer on the preceding day (or, in the case of a report submitted on a Monday, each RFT purchased from a Dealer on each of the three preceding days).

            (b) On or before the 10th day of each month, via facsimile or such other method as agreed upon by the parties from time to time, CAF will send to ABTAC a report, sorted by Dealer ID, outlining for the preceding month (i) the number of Applications received from ABTAC, (ii) the number of Applications that were approved, (iii) the number of Applications that were denied, (iv) the number of Applications pending at month-end, and (v) the average processing time for Applications, and the amount financed under each RFT. In the case of the information set forth in clauses (i), (ii) and (iii) of the preceding sentence,

[*] Confidential Treatment Requested

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

the report shall identify each Application by name of applicant. CAF shall include with such report, a report indicating any Dealers which executed a Closing Agreement and any Closing Agreements which terminated.

            (c) On or before the 10th day of each month, via facsimile or such other method as agreed upon by the parties from time to time, CAF will send to ABTAC a report on the performance of RFTs purchased from Dealer detailing, for each month this Agreement shall have been in effect, the number and aggregate outstanding balance of (i) RFTs purchased during the month, (ii) RFTs in a current status, (iii) RFTs more than 30 but less than 60 days delinquent, (iv) RFTs more than 60 but less than 90 days delinquent, and (v) RFTs more than 90 days delinquent, (vi) repossessions and repossession ratio, (vii) gross and net charge-offs and loss ratios. This monthly report will be provided on an overall portfolio basis with respect to RFTs purchased from Dealers.

            (d) ABTAC agrees to maintain complete and accurate books and records and procedures concerning the taking and referral of Applications and credit information and compliance with all applicable law. Throughout the term of this Agreement, and for a period of twenty five (25) months after the termination of this Agreement, CAF, its duly authorized agents, representatives or employees or federal or state agencies having jurisdiction over CAF, may from time to time, upon reasonable notice and during normal business hours, inspect such books, records and procedures to ensure compliance with ABTAC's obligations concerning the taking and referral of Applications and credit information under this Agreement and compliance with all applicable law.

            (e) On or before the 10th day of each month, via facsimile or such other method as agreed upon by the partners from time to time, ABTAC will send to CAF a report specifying for the preceding month, the number of Applications for RFTs ABTAC receives from customers who qualified that month for financing from or through ABTAC within the Base Range.


SECTION 8.  INDEMNIFICATION

            (a) ABTAC shall defend, indemnify and hold harmless CAF and its affiliates and all of its and their officers, directors, owners, agents, attorneys, and employees, from and against any and all loss, liability, claims, counterclaims, damage, cost or expense (including reasonable attorney's fees and costs), whether asserted in a judicial or administrative proceeding, arising out of either (i) a breach of the representations and warranties of ABTAC designated on Schedule 2 as items A(1), A(2), A(3), A(4), A(6) or A(7); (ii) a breach of the provisions of Section 1(h); (iii) the receipt of a Customer's Application information by any person or entity other than CAF or another entity that has a business relationship with ABTAC and a permissible purpose to receive such information, by hacking or by any other authorized or unauthorized method, unless such person or entity obtained or received such information directly or indirectly from CAF; or (iv) any gross negligence or intentional misconduct of ABTAC in connection with ABTAC's performance of its obligations under this Agreement.

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[*]

            (b) CAF shall defend, indemnify and hold harmless ABTAC and its affiliates and all of its and their officers, directors, owners, agents, attorneys, and employees, from and against any and all loss, liability, claims, counterclaims, damage, cost or expense (including reasonable attorney's fees and costs), whether asserted in a judicial or administrative proceeding, arising out of either (i) a breach of the representations and warranties of CAF designated on Schedule 2 as items B(1), B(2), B(3), B(4), B(6) or B(7); or (ii) any gross negligence or intentional misconduct of CAF in connection with CAF's performance of its obligations under this Agreement.

            (c) Promptly after the receipt by either party hereto of notice of any claim, action, suit or proceeding of any third party which is subject to indemnification hereunder, such party (the "Indemnified Party") shall give written notice of such claim to the party obligated to provide indemnification hereunder (the "Indemnifying Party"), stating the nature and basis of such claim and the amount thereof, to the extent known. Failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability which it may have on account of this indemnification or otherwise, except to the extent that the Indemnifying Party is materially and adversely prejudiced thereby. The Indemnifying Party shall be entitled to participate in the defense of and, if it so chooses, to assume the defense of, or otherwise contest, such claim, action, suit or proceeding with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Upon the election by the Indemnifying Party to assume the defense of, or otherwise contest, such claim, action, suit or proceeding, the Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. although the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party, if, and only to the extent that (i) the Indemnifying Party has not employed counsel or counsel reasonably acceptable to the Indemnified Party to assume the defense of action within a reasonable time after receiving notice of the commencement of the action, (ii) the employment of counsel and the amount reimbursable therefor by the Indemnified Party has been authorized in writing by the Indemnifying Party or (iii) representation of the Indemnifying Party and the Indemnified Party by the same counsel would, in the opinion of such counsel, constitute a conflict of interest (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party). The parties shall use commercially reasonable efforts to minimize Losses from claims by third parties and shall act in good faith in responding to, defending against, settling or otherwise dealing with such claims, notwithstanding any dispute as to liability as between the parties under this Article 9. The parties shall also cooperate in any such defense, give each other full access to all information relevant thereto and make employees and other representatives available on a mutually convenient basis to provide additional information and explanation of any material provided

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

hereunder. Whether or not the Indemnifying Party shall have assumed the defense, the Indemnifying Party shall not be obligated to indemnify the other party hereunder for any settlement entered into without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not compromise or settle any claim, action, suit or proceeding, without the consent of the Indemnified Party (which consent shall not be unreasonably withheld) unless the terms of such settlement or compromise release the Indemnified Party from any and all liability with respect to such claim, action, suit or proceeding.


SECTION 9.  TERM AND TERMINATION

            (a) This Agreement shall remain in effect for a period of three (3) years from the date hereof unless terminated by either party upon one hundred eighty (180) days prior written notice. This Agreement shall also terminate if required by governmental authority or court of law, but only insofar as this Agreement applies to such jurisdiction affected.

            (b) If any party shall be in breach of any material obligation under this Agreement and such breach shall remain uncured for a period of thirty
(30) days after written notice thereof from the other party (or, if such breach is curable and requires more than thirty (30) days to cure, if such cure is not commenced within thirty (30) days and thereafter diligently prosecuted), then the other party may, by written notice sent, terminate this Agreement upon 30 days after delivery of such notice. Non-payment of amounts due under this Agreement shall be deemed to be a breach of a material obligation hereunder, but institution of suit for payment of amounts due under this Agreement shall not be deemed to be an automatic termination hereunder. Notwithstanding anything in this Agreement to the contrary, either party has the right to terminate this Agreement immediately, upon written notice to the other party, if the other party's breach of any material obligation of this Agreement causes the non-breaching party to be in violation of any applicable law, rule, regulation or order.

            (c) ABTAC may terminate this Agreement on thirty (30) business days notice at any time between the receipt of a Base Range Notice and the date specified in such notice for the increase in the Base Range.

            (d) Notwithstanding paragraph 9(a) above, CAF may terminate this Agreement on thirty (30) days written notice if, on the first business day of any calendar month, the Exclusivity Conditions have not been met during the most recently completed six (6) month period, measured on a weighted average basis. For any six month period, CAF's right under this Section 9(d) shall expire on the fifteenth day of the month following the end of such period, but shall have no effect on any right CAF may have to terminate under any other provision of this Agreement.

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            (e)  At any party's option, and upon written notice of exercise of the option, this Agreement shall terminate upon the voluntary or involuntary bankruptcy or insolvency of a party, the voluntary or involuntary dissolution or liquidation of a party, the admission in writing by a party of its inability to pay its debts as they mature, or the assignment by a party for the benefit of creditors.


SECTION 10. NOTICES

            All notices or transmissions pursuant to this Agreement, unless otherwise specified, shall be by facsimile transmission, by personal delivery, or by registered or certified mail, return receipt requested, to the addresses of the parties listed on Schedule 1 hereto, or such other address as any party listed below shall specify in writing to the others in a notice conforming to this Section.


SECTION 11. GUARANTEE

            The Guarantor hereby unconditionally and irrevocably guarantees to CAF, its successors, endorsees and assigns, the performance when due of all present and future obligations and liabilities of all kinds of ABTAC arising out of or in connection with the Agreement, whether due or to become due, secured or unsecured, absolute or contingent, joint or several ("Obligations"). The Guarantor agrees that CAF and ABTAC may mutually agree to modify the Obligations or any agreement between CAF and ABTAC without in any way impairing or affecting this Guarantee. The Guarantor agrees that the liability hereunder will not be affected by any settlement, extension, renewal, or modification of this Agreement or by the discharge or release of the Obligations of ABTAC, whether by operation of law or otherwise. The Guarantor agrees to also be liable for all fees and costs, including reasonable attorney's fees, incurred by CAF in enforcing the terms of this guarantee.


SECTION 12. REPRESENTATIONS, GENERAL

            The representations and warranties set forth on Schedule 2 to this Agreement and the provisions of general application set forth on Schedule 3 to this Agreement are incorporated herein by reference and shall have the same force and effect as if set forth herein in their entirety.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officer on the date first above written.


CHASE MANHATTAN AUTOMOTIVE FINANCE CORPORATION


By: /S/ JAMES B. BREW
    ----------------------------------------------

Title:


AUTO-BY-TEL ACCEPTANCE CORPORATION


By:  /S/ W. RANDOLPH ELLSPERMANN
     -----------------------------------------

Title: CHIEF OPERATING OFFICER
       --------------------------------


AUTO BY-TEL, INC., as Guarantor


By: /S/ PETER R. ELLIS
    -----------------------------------------------

Title:  /S/ PRESIDENT
        ---------------------------------------------

                                   EXHIBIT A

                                       TO

                     FINANCING INQUIRY REFERRAL AGREEMENT,
                     DATED AS OF OCTOBER 25, 1996, BETWEEN
                CHASE MANHATTAN AUTOMOTIVE FINANCE CORPORATION,
                     AND AUTO-BY-TEL ACCEPTANCE CORPORATION
             AND AUTO-BY-TEL, INC., AS GUARANTOR (THE "AGREEMENT")

                             COMPENSATION SCHEDULE

Capitalized terms used in this Exhibit and not defined herein shall have the meanings ascribed thereto in the Agreement.

The following compensation shall be paid for each financing contract (RFT or lease) funded pursuant to the Agreement:


                                 Fee to ABTAC
                                 ------------

             =================================================
                   Amount Financed          Flat Fee
                   ---------------          --------
             -------------------------------------------------
                       [*]                      [*]
                       [*]                      [*]
                       [*]                      [*]
                       [*]                      [*]

             =================================================

                                 Fee to Dealer
                                 -------------

             =================================================
                   Amount Financed          Flat Fee
                   ---------------          --------
             -------------------------------------------------
                        [*]                     [*]
                        [*]                     [*]
                        [*]                     [*]
                        [*]                     [*]

             =================================================

Contracts or title documents which have to be returned to the Dealer for the correction of errors and omissions will not require payment, and will not be funded, until corrected
[*] Confidential Treatment Requested
documents are received and accepted by CAF. All amounts paid to Dealer shall be subject to the terms of the Closing Agreements.

                            Exhibit A - Page 2 of 1

                                   SCHEDULE 1

                                       TO

                     FINANCING INQUIRY REFERRAL AGREEMENT,
                     DATED AS OF OCTOBER 25, 1996, BETWEEN
                CHASE MANHATTAN AUTOMOTIVE FINANCE CORPORATION,
                     AND AUTO-BY-TEL ACCEPTANCE CORPORATION
             AND AUTO-BY-TEL, INC., AS GUARANTOR (THE "AGREEMENT")

                                    NOTICES

                    Capitalized terms used in this Schedule
                 and not defined herein shall have the meanings
                       ascribed thereto in the Agreement.

   If to CAF:
                   Chase Manhattan Automotive Finance Corporation
                   900 Stewart Avenue
                   Garden City, New York  11530
                   Attention:  Anthony Langan,
                                Marketing Executive,
                                or his successor


   If to ABTAC:    AUTO-BY-TEL ACCEPTANCE CORPORATION
                   18722 MacArthur Blvd.
                   Irvine, CA 92612
                   Attention:  Peter Ellis,
                                President,
                                or his successor


   If to ABT:      AUTO-BY-TEL, INC.
                   18722 MacArthur Blvd.
                   Irvine, CA 92612
                   Attention:  Peter Ellis,
                                President,
                                or his successor

                           Schedule 1 - Page 1 of 1

                                   SCHEDULE 2

                                       TO

                     FINANCING INQUIRY REFERRAL AGREEMENT,
                     DATED AS OF OCTOBER 25, 1996, BETWEEN
                CHASE MANHATTAN AUTOMOTIVE FINANCE CORPORATION,
                     AND AUTO-BY-TEL ACCEPTANCE CORPORATION
             AND AUTO-BY-TEL, INC., AS GUARANTOR (THE "AGREEMENT")


                         REPRESENTATIONS AND WARRANTIES

                    Capitalized terms used in this Schedule
                 and not defined herein shall have the meanings
                       ascribed thereto in the Agreement.


(A) Representations and Warranties of ABTAC.
-------------------------------------------

ABTAC hereby makes the following representations and warranties to CAF:

          (1) ABTAC has been duly organized and is validly existing as a corporation under the laws of the state of Delaware and is duly licensed where required as a "Licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations, except where the failure to so qualify or such default would not have a material adverse effect on its ability to conduct its business or to perform its obligations under the Agreement.

          (2) ABTAC has the requisite power and authority and legal right to execute and deliver the Agreement, engage in the transactions contemplated by the Agreement, and perform and observe those terms and conditions of the Agreement to be performed or observed by it hereunder. The person signing the Agreement, and any document executed pursuant to it, on behalf of ABTAC has full power and authority to bind ABTAC. The execution, delivery and performance of the Agreement, and the performance by ABTAC of all transactions contemplated therein, have been duly authorized by all necessary and appropriate corporate action on the part of ABTAC.

          (3) The Agreement has been duly authorized and executed by ABTAC and is valid, binding and enforceable against ABTAC in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect

                           Schedule 2 - Page 1 of 3
relating to creditors' rights generally, and the execution, delivery and performance by ABTAC of the Agreement do not conflict with any term or provision of (i) its certificate of incorporation or bylaws, (ii) any law, rule, regulation, order, judgment, writ, injunction or decree applicable to ABTAC of any court, regulatory body, administrative agency or governmental body having jurisdiction over ABTAC or (iii) any agreement to which ABTAC is a party or by which its property is bound.

          (4) No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by ABTAC of the Agreement.

          (5) There is no action, proceeding or investigation pending or, to the best knowledge of ABTAC, threatened against it before any court, administrative agency or other tribunal (i) asserting the invalidity of the Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Agreement, or (iii) which could reasonably be expected to materially and adversely affect its performance of its respective obligations under, or the validity or enforceability of, the Agreement.

          (6) ABTAC has all regulatory approvals, authorizations, licenses, permits and other permissions, consents and authorities whatsoever, needed to operate the ABT Website and perform ABTAC's obligations under the Agreement.

          (7) ABTAC warrants that it has the legal and valid right to use any registered or unregistered trademark, tradename, service mark, logo, emblem or other proprietary designation, or any variations, derivatives and modifications thereof, used by it in the materials provided to CAF or used by ABTAC in connection with the Agreement (the "ABTAC Marks").

(B) Representations and Warranties of CAF.  CAF hereby makes the following
-----------------------------------------
representations and warranties to ABTAC:

          (1) CAF is duly licensed where and as required in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations, except where such default would not have a material adverse effect on the ability of CAF to conduct its business or to perform its obligations under the Agreement.

          (2) CAF has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, the Agreement. The person or persons signatory to the Agreement and any document executed pursuant to it on behalf of CAF have full power and authority to bind CAF. The execution, delivery and performance of the Agreement, and the performance by CAF of all transactions contemplated therein, have been duly authorized by all necessary and appropriate and corporate action on the part of CAF.

                           Schedule 2 - Page 2 of 3

          (3) The Agreement has been duly authorized and executed by CAF and is valid, binding and enforceable against CAF in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally, and the execution, delivery and performance by CAF of the Agreement do not conflict with any term or provision of the certificate of incorporation or bylaws of CAF, or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to CAF of any court, regulatory body, administrative agency or governmental body having jurisdiction over CAF.

          (4) No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by CAF of the Agreement.

          (5) There is no action, proceeding or investigation pending or, to the best knowledge of CAF, threatened against it before any court, administrative agency or other tribunal (i) asserting the invalidity of the Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Agreement, or (iii) which could reasonably be expected to materially and adversely affect the performance by CAF of its obligations under, or the validity or enforceability of, the Agreement.

          (6) CAF warrants that it has all regulatory approvals, authorizations, licenses, permits and other permissions, consents and authorities whatsoever, as needed (i) to offer and enter into the financing arrangements with Customers contemplated by the Agreement in each jurisdiction in the Territory and to otherwise perform its obligations under the Agreement, and (ii) to use any materials developed, provided or used by CAF in connection with the Agreement.

          (7) CAF warrants that it has the legal and valid right to use any registered or unregistered trademark, tradename, service mark, logo, emblem or other proprietary designation, or any variations, derivatives and modifications thereof, used by it in any materials provided to ABTAC or used by CAF in connection with the Agreement.

                           Schedule 2 - Page 3 of 3

                                   SCHEDULE 3

                                       TO

                     FINANCING INQUIRY REFERRAL AGREEMENT,
                     DATED AS OF OCTOBER 25, 1996, BETWEEN
                CHASE MANHATTAN AUTOMOTIVE FINANCE CORPORATION,
                     AND AUTO-BY-TEL ACCEPTANCE CORPORATION
             AND AUTO-BY-TEL, INC., AS GUARANTOR (THE "AGREEMENT")


                      PROVISIONS OF GENERAL APPLICABILITY

                    Capitalized terms used in this Schedule
                 and not defined herein shall have the meanings
                       ascribed thereto in the Agreement.


          (a)   Entire Agreement.  Except as specified in paragraph (b) of this
                ----------------
Schedule 3, the Agreement and the exhibits and schedules thereto constitute the entire agreement of the parties, and may be amended from time to time only upon the execution of a written amendment by the parties. The indemnities of Section 8 of the Agreement shall survive the termination thereof.

          (b)   Confidentiality.  Both ABTAC and CAF have made and will continue
                ---------------
throughout the term of the Agreement to make available to the other party confidential and proprietary materials and information ("Proprietary Information"). Prospectively, each party shall advise the other of material and information that is confidential and/or proprietary. Proprietary Information does not include materials or information that: (a) are already, or otherwise become, generally known by third parties as a result of no act or omission of the receiving party; (b) subsequent to disclosure hereunder are lawfully received from a third party having the right to disseminate the information and without restriction on disclosure; (c) are generally furnished to others by the disclosing party without restriction on disclosure; (d) were already known by the receiving party prior to receiving them from the disclosing party and were not received from a third party in breach of that third party's obligations or confidentiality; or (e) are independently developed by the receiving party without use of confidential information of the disclosing party.

               (i) Each party shall maintain the confidentiality of the other's Proprietary Information and will not disclose such Proprietary Information without the written consent of the other party unless required to by law, rule, regulation or court order

                           Schedule 3 - Page 1 of 3
of any applicable jurisdiction. Each party shall also keep confidential the terms of the Agreement and/or schedule hereto. The confidentiality provisions of the Agreement shall survive the termination of the Agreement. Notwithstanding any contrary provision of the Agreement, the confidentiality provisions of the two confidentiality agreements executed by the parties hereto prior to the date of the Agreement shall remain in full force and effect.

               (ii) Notwithstanding any contrary provision of the Agreement, as long as each party protects Proprietary Information of the other, neither the exposure to the other party's confidential information nor its ownership of work products shall prevent either party from using ideas, concepts, expressions, know-how, skills and experience possessed by either party prior to its association with the other party or developed by either party during its association with the other party.

          (c)  Limitation of Liability. In no event shall either party be liable
               -----------------------
to the other party for any incidental, special, exemplary or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if advised of the possibility of such losses or damages and regardless of the form of action.

          (d)  Assignment. Either party shall have the right to transfer or
               ----------
assign the Agreement to any direct or indirect wholly-owned subsidiary at no charge or penalty; provided, however, that such assignee assumes assignors
                   -----------------
obligations, and assignee remains liable hereunder.

          (e)  Waiver.  Neither party shall be deemed to be in default of any
               ------
provision of the Agreement or be liable to the other party or to any third party for any delay, error, failure in performance or interruption of performance resulting directly or indirectly from causes beyond that party's reasonable control. The period of performance shall be extended to such extent as may be appropriate after the cause of the delay has been removed. If any excusable delay or failure to perform by a party exceeds thirty (30) days, the other party shall have the right to terminate the Agreement without liability.

          (f)  Severability. If any provision of the Agreement is declared or
               ------------
found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable or void, it being the intent and agreement of the parties that the Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefore another provision that is legal and enforceable and achieves the same objective. Each party agrees that it will perform it, obligations hereunder in accordance with all applicable laws, rules and regulations now or hereafter in effect.

          (g)  Arbitration. The parties acknowledge that the Agreement evidences
               -----------
a transaction involving interstate commerce. Any controversy or claim arising out of or

                           Schedule 3 - Page 2 of 3
relating to the Agreement, or the breach of the same, shall be settled through consultation and negotiation in good faith and a spirit of mutual cooperation. However, if those attempts fail, the parties agree that any misunderstandings or disputes arising from the Agreement shall be decided by arbitration which shall be conducted, upon request by either party, in Orange County, California, before three (3) arbitrators (unless both parties agree on one (1) arbitrator) designated by the American Arbitration Association (the "AAA"), in accordance with the terms of the Commercial Arbitration Rule of the AAA, and, to the maximum extent applicable, the United States Arbitration Act (Title 9 of the United States Code), or if such Act is not applicable, any substantially equivalent state law. The parties further agree that the arbitrator(s) (i) will decide which party must bear the expense, of the arbitration proceedings; (ii) shall not have the authority to award punitive damages; and (iii) shall apply the internal laws of the State of California. Notwithstanding anything herein to the contrary, either party may proceed to a court of competent jurisdiction to obtain injunctive relief at any time.

          (h)  Force Majeure. Neither party shall be deemed to be in default of
               -------------
any provision of the Agreement or be liable to the other party or to any third party for any delay, error, failure in performance or interruption of performance resulting directly or indirectly from causes beyond that party's reasonable control. The period of performance shall be extended to such extent as may be appropriate after the cause of the delay has been removed.

          (i)  Media Releases. ABTAC and CAF may utilize media releases to
               --------------
publicize their business relationship with the prior approval of the other party which shall not be unreasonably withheld. ABTAC and CAF shall not use any trade name, service mark or any other information which identifies the other in sales, marketing, advertising and publicity materials placed in any medium without obtaining the prior written approval of the other.

          (j)  Governing Law. The Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of California, without regard to conflicts of law principles.

          (k)  No Agency; No Joint Venture. Neither of ABTAC nor CAF is the
               ---------------------------
agent or representative of the other. Nothing contained herein nor the acts of the parties hereto shall be construed to create a partnership, agency or joint venture between ABTAC and CAF.

          (l)  Counterparts.  The Agreement may be signed in two or more
               ------------
counterparts, each of which shall be deemed an original, and taken together they shall be considered one agreement.

                           Schedule 3 - Page 3 of 3